UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report — September 30, 2003

(Date of earliest event reported)

PENN NATIONAL GAMING, INC.

 (Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification
Number)

825 Berkshire Blvd., Suite 200, Wyomissing Professional Center, Wyomissing, PA 19610

(Address of principal executive offices)  (Zip Code)

Area Code (610) 373-2400

(Registrant’s telephone number)

Item 9.            Regulation FD Disclosure.

On September 30, 2003, Penn National Gaming, Inc. (the “Company”) made an optional prepayment of $27 million toward its $800 million senior secured credit facility.  Based on the Company’s estimated Consolidated EBITDA (as defined in the credit agreement) for the 12 months ended September 30, 2003, it is expected that, under the credit agreement, the payment will trigger a reduction of the interest rate margin on the Term A portion of the credit facility by 0.25% and a reduction of the interest rate margin on the Term B portion of the credit facility by 0.50%.  The reductions of the interest rate margins are anticipated to be effective on November 1, 2003.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995.  Actual results may vary materially from expectations.  Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from the Company’s expectations.  Several factors that could materially affect actual results are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.  The Company does not intend to update publicly any forward-looking statements except as required by law.

SIGNATURES

                        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 3, 2003		Penn National Gaming, Inc.

	By:	/s/ Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer